Exhibit 10.6

Leviston Resources LLC
78 SW 7th
Miami, Florida 33130

Sanuwave Health Inc.	May14, 2021
3360 Martin Farm Road
Suite 100
Suwanee, GA 30024
Attention: Kevin A. Richardson II

Re:	Securities Purchase Agreement/Future Advance Convertible Promissory Note

Mr. Richardson:

We refer to that certain Securities Purchase Agreement, dated as of April 20, 2021 (as amended by this letter agreement and as may be further amended or restated from time to time, the "SPA"), made by and among (i) Sanuwave Health, Inc., a corporation incorporated under the laws of the State of Nevada (the "Company"), and (ii) Leviston Resources, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as the sole initial purchaser thereunder (the "Purchaser"), pursuant to which the Purchaser agreed to purchase that certain Future Advance Convertible Promissory Note from the Company, in an aggregate principal amount of up to Three Million Four Hundred Two Thousand and no/100 United States Dollars (US$3,402,000.00) dated as of April 20, 2021 (as amended by this letter agreement and as may be further amended or restated from time to time, the "Note"), and in connection with which the Company and the Purchaser entered into that certain Registration Rights Agreement, dated as of April 20, 2021 (the "Registration Rights Agreement"). All capitalized terms used in this letter agreement shall have the same meaning ascribed to them in the SPA, except as otherwise specifically set forth herein.

The Company has requested and, for good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser has agreed to fund an additional disbursement under the SPA and Note of Seven Hundred Fifty Thousand and no/100 United States Dollars (US$750,000.00) (the "Second Disbursement"). In connection with the funding of the Second Disbursement the Company has agreed to amend the Note in certain respects.

The Company and the Purchaser hereby acknowledge, represent and warrant that, following the execution hereof and the funding of the Second Disbursement, the total outstanding amount due to the Purchaser pursuant to the Note and SPA shall be One Million Six Hundred Thirty-Three Thousand One Hundred Fifty-Two and no/100 United States Dollars (US$1,633,152).

The parties hereby agree to the following amendments to the Note and the SPA and the Transaction Documents:

a.	The Note, the SPA and each of the Transaction Documents are hereby amended by removing each reference to "$3,402,000" therein and replacing the same with "$4,217,217".

b.	Section 3(c)(iii) of the Note is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

Subject to the Holder's approval in its sole discretion, upon thirty (30) days' notice to the Holder, the Note may be redeemed by the Company at any time at an amount equal to one hundred and twenty-five percent (125%) of the outstanding Principal and accrued and unpaid Interest (the "Optional Redemption Price").

c.	Article 4 of the SPA is hereby amended by adding at the end thereof the following new Section 4.25:

4.25 Right of First Refusal. At any time the Note is outstanding, neither the Company nor any Subsidiary shall incur Indebtedness related to (i) the factoring of, or obtaining of financing through the sale of, accounts receivable or invoices, (ii) the financing of purchase orders, or (iii) the purchase of inventory or equipment unless the Company shall have provided the Holder with a right of first refusal to provide such factoring or financing on terms that are reasonably comparable to terms that are otherwise available to the Company or its Subsidiary.

As a condition precedent to the effectiveness of this letter agreement, the Company agrees: (i) to deliver a copy of resolutions of the Board of the Company authorizing the execution of this letter agreement, (ii) a signed and executed copy of the Security Agreement, and (iii) to pay to the Purchaser's counsel, as a legal fee in consideration for the preparation of this letter agreement and all transaction documents reviewed in connection herewith, immediately upon the execution hereof, Ten Thousand United States Dollars (US$10,000).

Other than as disclosed to the Purchaser in writing, the Company hereby confirms and affirms that all representations and warranties made by each of them under the SPA, the Note and the Registration Rights Agreement are true, correct and complete as of the date hereof, and hereby confirms and affirms that all such representations and warranties remain true, correct and complete as of the date hereof, and by this reference, the Company does hereby re-make each and every one of such representations and warranties herein as of the date hereof, as if each and every one of such representations and warranties was set forth and re-made in its entirety in this letter agreement by the Company.

The Company hereby affirms its respective obligations to the Purchaser under the SPA, the Note and the Registration Rights Agreement and agrees and affirms as follows: (i) other than as disclosed to the Purchaser in writing, that as of the date hereof, the Company has performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under the SPA, the Note and the Registration Rights Agreement to be performed, satisfied or complied with by the Company; (ii) that the Company shall continue to perform each and every covenant, agreement and condition set forth in the SPA, the Note and the Registration Rights Agreement, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) other than as disclosed to the Purchaser in writing, that as of the date hereof, no default or Event of Default has occurred or is continuing under the SPA, the Note and the Registration Rights Agreement, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the SPA, the Note and the Registration Rights Agreement; and (iv) other than as disclosed to the Purchaser in writing, that as of the date hereof, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have a Material Adverse Effect.

As of the date hereof, the Company hereby acknowledges and admits that: (i) the Purchaser has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the SPA, the Note and the Registration Rights Agreement; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the SPA, the Note and the Registration Rights Agreement, except as expressly set forth herein.

This letter agreement and the SPA, the Note and the Registration Rights Agreement and the documents executed in connection therewith, contain the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this letter agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles. Any dispute arising under or relating to or in connection with this letter agreement shall be subject to the exclusive jurisdiction and venue of the State courts located in the City of New York. This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. The parties hereby consent and agree that if this letter agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this letter agreement. In case any provision of this letter agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this letter agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Please indicate your agreement with and acceptance of the terms of this letter agreement by signing in the space provided and returning this letter agreement to our attention at the address above.

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Very truly yours,

LEVISTON RESOURCES LLC

By:	/s/ R. Rogol
Name:	R. Rogol
Title:	CFO

ACCEPTED AND AGREED:

SANUWAVE HEALTH, INC.

By:	/s/ Kevin A. Richardson II
Name:	Kevin A. Richardson II
Title:	Chief Executive Officer